SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2005
LIBBEY INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-12084 (Commission File Number)	34-1559357 (IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio (Address of principal executive offices)	43604 (Zip Code)
Registrant’s telephone number, including area code: (419) 325-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreement
On September 30, 2005, Libbey Glass Inc. (“Libbey Glass”) and Libbey Europe B.V., entered into Amendment No. 2 and Waiver to Credit Agreement (“Amendment Agreement”) to amend its Credit Agreement (“Bank Credit Agreement”), dated June 24, 2004, among Libbey Glass Inc. and Libbey Europe B.V., as borrowers, the Bank of America, N.A., as the Administrative Agent, Swing Line Lender and as an L/C Issuer, The Bank of New York, as the Syndication Agent, The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, as the Documentation Agent, and the other lenders listed therein. Pursuant to the Amendment Agreement, (1) the aggregate amount available to the borrowers under the Credit Agreement has been reduced temporarily from September 30, 2005 through December 29, 2005, to $195 million from $250 million, (2) the borrowers’ leverage ratio cannot exceed 4.25 to 1.00 at September 30, 2005 and (3) the lenders have waived the borrowers’ leverage ratio obligation from October 1 through December 29, 2005. Libbey Glass has agreed to pay each lender executing the Amendment Agreement a fee equal to 5 basis points of the applicable lender’s commitment.
Additionally, on September 30, 2005, Libbey Glass Inc. entered into an Amendment with respect to the Note Purchase Agreement and Guaranty Agreement, both dated March 31, 2003, among Libbey Glass Inc. and the Purchasers of the Company’s senior notes maturing March 31, 2008, March 31, 2010 and March 31, 2013. The amendment (1) allows for a short-term increase in the consolidated leverage ratio with which Libbey Glass Inc. must comply for the quarter ending September 30, 2005 from a maximum of 3.50 to 1.00 to a maximum of 4.25 to 1.00; (2) for the period beginning September 30, 2005 through December 31, 2005, prohibits Libbey Glass from incurring any debt other than (a) debt under the Bank Credit Agreement in an amount not to exceed $195,000,000 aggregate principal amount at any time outstanding; (b) debt under a Euro working capital facility not to exceed €10,000,000 aggregate principal amount at any time outstanding; (c) debt incurred pursuant to a working capital facility not to exceed $10,000,000 aggregate principal amount at any time outstanding; (d) a guaranty of up to $30,000,000 (or its equivalent in foreign currency) principal amount outstanding under a construction loan made to the Chinese subsidiary of Libbey; and (e) other debt not to exceed $1,000,000 in the aggregate at any time outstanding; and (3) for the period beginning September 30, 2005 through December 31, 2005, prohibits Libbey Glass and its restricted subsidiaries from creating, incurring or assuming any liens to secure debt in excess of $1,000,000. The lenders under the Note Purchase Agreement have waived Libbey Glass’ consolidated leverage ratio obligation from October 1 through December 29, 2005. Libbey Glass has agreed to pay each lender a fee equal to 5 basis points of the applicable lender’s commitment.
In addition, on September 30, 2005, the Tranche B Lenders party to the Credit Agreement, dated as of April 2, 2004, among Vitrocrisa Comercial, S. de R.L. de C.V., Vitrocrisa, S. de R.L. de C.V., the lenders party thereto and Bank of Montreal, as the Administrative Agent, waived the consolidated leverage ratio obligation of Libbey Inc. and Libbey Glass Inc. (“Guarantors”) under the Credit Agreement through December 29, 2005, provided that the Guarantors’ consolidated leverage ratio does not exceed 4.25 to 1.00 as of September 30, 2005. Libbey Glass has agreed to pay each Tranche B Lender a fee equal to 5 basis points of the applicable Tranche B Lender’s commitment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

LIBBEY INC. Registrant
Date: October 4, 2005	By:	/s/ Scott M. Sellick

Scott M. Sellick Vice President, Chief Financial Officer (Principal Accounting Officer)